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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use in the Registration Statement (Form F-4) for the Consent Statement for Illinois Central Corporation Prospectus for Canadian National Railway Company, of our report, incorporated by reference, on our audits of the consolidated financial statements of Canadian National Railway Company as at December 31, 1997 and December 31, 1996 and for each of the years in the three-year period ended December 31, 1997. Our report is dated January 20, 1998 (February 13, 1998 as to Note 22). We also consent to the reference to our firms under the caption "Experts" in such Registration Statement.

/s/                                   KPMG
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                                      KPMG
                             Chartered Accountants
                    /s/  RAYMOND CHABOT GRANT THORNTON
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                         Raymond Chabot Grant Thornton
                             Chartered Accountants
                      For the year ended December 31, 1995

Montreal, Canada
May 1, 1998